UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

September 15, 2023

Date of Report (Date of earliest event reported)

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-39256	11-3797644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

N/A

(Address of principal executive offices)

(310) 477-0354

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2023, Research Solutions, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Peter Derycz, Bristol Investment Fund, Ltd., Bristol Capital Advisors, LLC and Paul Kessler (collectively, the “Investor Group”).

Pursuant to the Cooperation Agreement, Mr. Derycz’s employment will be terminated without cause, and he will resign from the Company’s Board of Directors (the “Board”), any committees thereof on which he serves and any other positions that he holds with the Company and any of its subsidiaries. The Company agreed to identify and appoint an independent director, to be mutually agreed upon by the Board and the Investor Group, to fill the resulting vacancy.

Pursuant to the Cooperation Agreement, the Investor Group irrevocably withdrew its notice of intent to nominate candidates for election to the Board at the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) and agreed to cease all solicitations of proxies in connection with the Annual Meeting.

During the term of the Cooperation Agreement, the Investor Group has agreed to vote all shares of Common Stock beneficially owned by it at all meetings of the Company’s shareholders in accordance with the Board’s recommendations, except that the Investor Group may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and, other than with respect to director election, removal or replacement proposals, in accordance with the recommendations of Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC if both of them recommend differently from the Board.

The Investor Group has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) acquiring ownership of any securities of the Company; (b) soliciting proxies; (c) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; and (d) taking actions to change or influence the Board, management or the direction of certain Company matters. The Company and the Investor Group have agreed to a general mutual release of each other with respect to claims arising on or prior to and including the date of the Cooperation Agreement. During the term of the Cooperation Agreement, the Company and the Investor Group have also agreed not to disparage each other or initiate litigation against each other.

The Cooperation Agreement will terminate on the date that is earlier of (a) thirty days after the conclusion of the Company’s 2024 annual meeting of shareholders and (b) December 30, 2024. Each of the Company and the Investor Group has the right to terminate the Cooperation Agreement earlier if the other party commits a material breach of the Cooperation Agreement and such breach (if capable of being cured) is not cured within 15 days after receipt of written notice from the other party specifying such material breach.

The description of the Cooperation Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, in accordance with the terms of Mr. Derycz’s employment agreement and the Cooperation Agreement, the Company terminated Mr. Derycz’s employment as Executive Chairman of the Board without cause. Mr. Derycz’s termination resulted in the resignation of Mr. Derycz from the Board and from all committees on which he served effective as of September 15, 2023.

Item 8.01 Other Events.

On September 18, 2023, the Company issued a press release announcing the entry into the Cooperation Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1*	Cooperation Agreement, dated as of September 15, 2023, by and among Research Solutions, Inc., Peter Derycz, Bristol Investment Fund, Ltd., Bristol Capital Advisors, LLC and Paul Kessler.
99.1	Press Release issued September 18, 2023 entitled “Research Solutions Announces Cooperation Agreement with Peter Derycz and Bristol Investment Fund, Ltd.”.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: September 20, 2023	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer

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